Exhibit 10.19
SYNOVUS FINANCIAL CORP.
Board of Directors Compensation
Approved January 25, 2007
     Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors of Synovus Financial Corp. approved modifications to the compensation to be paid to directors effective February 1, 2007, as set forth below:

Cash Compensation

Annual Board Retainer	$40,000

Annual Committee Member Retainers:
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$7,500
Executive Committee	$10,000

Annual Committee Chair Retainers*:
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$7,500

Annual Lead Director Retainer	$5,000

*	Note: The committee chair will receive both an annual committee member retainer and an annual committee chair retainer.

Equity Compensation

Annual restricted stock award (in the form of a grant from the Synovus 2002 Long-Term Incentive Plan, 3 year cliff vesting)	500 shares

No equity awards to employee directors

Director Stock Purchase Plan

Annual maximum company cash contribution per director participant to company-sponsored open market stock purchase plan, with company’s contribution equal to 50% of director participant’s cash contribution, subject to annual maximum contribution limit by director of $20,000	$10,000